UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Neumora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41802	84-4367680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Arsenal Place, Suite 1
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 760-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NMRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2026, Neumora Therapeutics, Inc. (the “Company” or “Neumora”) as borrower, entered into a Third Amendment to the Loan and Security Agreement (the “Third Amendment”), with K2 HealthVentures LLC as a lender, and the lenders party thereto from time to time (collectively, “Lenders”, and each, a “Lender”), and K2 HealthVentures LLC, as administrative agent for Lenders. The Third Amendment modified the Company’s existing Loan Agreement and Security Agreement, originally dated as of May 9, 2025, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 4, 2025, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of December 10, 2025 (as amended, including by the Third Amendment, the “Loan Agreement”).

The Third Amendment extended the interest-only period of the obligations under the Loan Agreement. If the second tranche of term loans is not funded, the term loans are interest-only through maturity. If the second tranche of term loans is funded, the Company is obligated to make interest-only payments through April 2029, followed by interest and principal payments for the remaining term, starting on May 1, 2029.

The Third Amendment also amended the minimum liquidity covenant under the Loan Agreement. The minimum liquidity covenant becomes effective July 1, 2026. The applicable minimum liquidity requirement will depend on the Company’s achievement of specified operational milestones and/or its market capitalization and will be equal to (i) 50% of the outstanding obligations under the Loan Agreement, (ii) 110% of the outstanding obligations under the Loan Agreement, or (iii) waived in full (i.e., zero).

The above description of the Third Amendment is a summary and is not complete. A copy of the Third Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2026, and the above summary is qualified by reference to the terms set forth in such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 12, 2026, in connection with the discontinuation of development of navacaprant described below, the Company implemented a reduction in force of approximately 35%, which it expects to complete in the second and third quarters of 2026. The Company expects the reduction in force to result in an annualized cost savings of approximately $10 million, partially offset by one-time restructuring costs of approximately $2 million to be incurred in the second quarter of 2026.

Item 7.01.	Regulation FD Disclosure.

On June 15, 2026, the Company announced that the Phase 3 KOASTAL-2 and -3 studies of navacaprant for the treatment of major depressive disorder (“MDD”) did not achieve statistical significance on the primary or key secondary endpoints and that the Company is discontinuing development of navacaprant. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01.	Other Events.

Pipeline and Business Update

The Company is focused on the following near-term anticipated potential milestones:

•	NMRA-511 (V1a receptor antagonist, Alzheimer’s disease agitation):

•	Complete multiple ascending dose cohort evaluating higher doses in healthy elderly volunteers in the fourth quarter of 2026.

•	Data from this study will inform dose selection for a Phase 2b dose ranging study that the Company plans to initiate by the end of 2026.

•	NMRA-898 (M4 positive allosteric modulator, schizophrenia): report data from the ongoing Phase 1 study in the second half of 2026.

•	NMRA-215 (NLRP3 inhibitor, obesity):

•	Complete repeat 13-week rat toxicology study mid-2026 and provide a program update with its second quarter earnings release in August 2026.

•	Initiate clinical studies by year end 2026.

Following the reduction in force described under Item 2.05 above, the Company expects its current cash and cash equivalents to provide runway into the third quarter of 2027.

KOASTAL Summary Results

The KOASTAL-2 and -3 studies enrolled 430 and 422 adult patients with MDD, respectively. The primary endpoint of both KOASTAL-2 and -3 was change from baseline (“CFB”) to week 6 on the Montgomery-Åsberg Depression Rating Scale (MADRS). In the KOASTAL-2 study patients treated with navacaprant 80 mg (n = 217) demonstrated a similar CFB to those treated with placebo (n = 213) [-12.2 vs -12.0; least-squares mean difference (“LSMD”) = -0.3; p = 0.813]. In the KOASTAL-3 study patients treated with navacaprant 80 mg (n = 212) demonstrated a numerically lower CFB than those treated with placebo (n = 210) [-10.1 vs -10.8; LSMD = 0.7; p = 0.480]. In patients enrolled after study optimizations, patients treated with navacaprant (n = 216) demonstrated a similar CFB to those treated with placebo (n = 210) [-12.1 vs -12.1; LSMD = 0.0; p = 0.976].

Navacaprant was shown to be safe and generally well-tolerated with a safety profile consistent with prior studies.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements expressed or implied in this report include, but are not limited to, statements regarding the Company’s pipeline and anticipated milestones; the discontinuation of development of navacaprant; the reduction in force and expectations regarding annualized cost savings and restructuring charges; timing of the Company’s cash runway; and other statements that are not historical fact. These statements are based on Neumora’s current estimates, expectations, plans, objectives, and intentions, are not guarantees of future performance, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: comparisons to efficacy results from other sponsors should be interpreted with caution due to differences in compounds, study designs, subject characteristics, and other factors that may limit direct comparability; the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in the Company’s clinical trials; risks related to its reliance on third parties, including CROs; risks related to serious or undesirable side effects of the Company’s therapeutic candidates; risks related to the Company’s ability to utilize and protect its intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations and other risks, including those described under the heading “Risk Factors” in Neumora’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the U.S. Securities and Exchange Commission (“SEC”). These filings, when made, are available on the investor relations section of Neumora’s website at www.neumoratx.com and on the SEC’s website at www.sec.gov. Forward-looking statements contained in this report are made as of this date, and Neumora undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Neumora Therapeutics, Inc. dated June 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUMORA THERAPEUTICS, INC.

Date: June 15, 2026	By:	/s/ Michael Milligan
Michael Milligan Chief Financial Officer